Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements on Form S-3 of our report dated March 1, 2018, relating to the consolidated financial statements and financial statement schedules of Hartford Life Insurance Company (the “Company”) appearing in the Annual Report on Form 10-K of Hartford Life Insurance Company for the year ended December 31, 2017, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Form S-3 Registration Nos.
333-214334
333-214335
333-214336
333-214337
333-214338
333-214339

/s/ DELOITTE & TOUCHE LLP
Hartford, Connecticut
March 1, 2018

II-22